UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Teppco Partners, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Jerry E. Thompson
President &
Chief Executive Officer
P.O. Box 2521
Houston, TX 77252-2521
Office 713/381-3545
Fax 713/381-3957
Email jethompson@teppco.com

October 26, 2006

Dear TEPPCO Unitholders:

                I am writing to you to let you know that no vote was taken on the proposals in our proxy statement dated September 5, 2006 at our special unitholder meeting held on October 26, 2006, as our general partner exercised its authority to adjourn the meeting.

Why was the meeting adjourned?

The number of units represented at the meeting was not sufficient to constitute a quorum.

When will the meeting be reconvened?

November 30, 2006, Hyatt Hotel, Houston, TX 77002, 1:00 pm, CST.

Can I still vote my proxy or change my vote?

Yes, you can still cast your vote on the proposals or change your vote anytime up to the November 30th meeting.

Why is my vote important?

We need at least 66 2/3% of outstanding units to vote in favor of each of Proposals 1-5 for them to pass.

What is the impact on the Partnership if the proposals do not pass?

Among other things, our general partner’s maximum percentage interest in our quarterly distributions will not be reduced in exchange for the issuance of additional units to our general partner.  Our board of directors feels that over the long term, a reduction in the general partner’s maximum percentage distribution to 25% from 50% will lower our cost of capital, which should facilitate our ability to make accretive acquisitions and increase distributions to our limited partners.

Will my distributions be reduced by passage of the proposals?

None of the proposals are proposals to either increase or decrease your distributions.

What happens if I just do not bother to vote?

Not voting it is the same as voting NO on our proposals.

How can I vote my proxy?

You can vote by mail, telephone or over the Internet.  If you hold units in “street name” through a broker or other nominee, your units will not be voted without your specific voting instructions.  The deadline for voting by telephone or through the Internet is 11:59 pm Eastern Time on November 29, 2006, the night before the special meeting.  If you have any questions or need assistance with voting your units, please call our proxy solicitor, Georgeson Inc., at (866) 767-8980.

We urge you to act today, regardless of the number of units you own.

Once again, thank you for your continued support.

Best Regards,

/s/ Jerry E. Thompson

President and Chief Executive Officer